STATE OF NEVADA     FILED # C1566-01
                                                  IN THE OFFICE OF
                                                  /s/ Dean Heller
                                                  DEAN HELLER SECRETARY OF STATE

                                                  FEB 01 2001

                          ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF

                              MIAMI DADE VENTURES, INC.



         Pursuant to the provisions of NRS 78.3904, the undersigned corporation adopts the following Articles of Amendment to its Articles of incorporation:

         1. The name of the corporation is:

                                 MIAMI DADE VENTURES, INC.

         2. On January 29, 2001, stockholders holding a majority of the voting power of the corporation, by written consent pursuant to NRS 78.320, adopted the recommendation of the Board of Directors and amended Article I of the Articles of Incorporation to read an follows:

                 The name of the corporation is CONCENTRAC CORP.

         IN WITNESS WHEREOF, the undersigned, for the purpose of amending the Articles of Incorporation of Miami Dade Ventures, Inc. pursuant to Chapter 78 of the Nevada Corporation Laws, have hereunto duly executed these Articles of amendment to the Articles of Incorporation to be filed in the Office of the Secretary of State of the State of Nevada for the purposes therein set forth this 29th day of January, 2001.

                                        MIAMI DADE VENTURES, INC


ATTEST:


                                        By: /s/ Manuel Igleseias
                                           -----------------
                                        Manuel Igleseias, President
/s/ Illegible
-----------------------
Secretary

                                 ACKNOWLEDGEMENT

STATE OF FLORIDA    :
                         :ss.
COUNTY OF DADE      :


         Personally appeared before me, a notary public in and for said County and State, Manuel Iglesias, known to me or duly proved to me, who stated that he was the President of Miami Dade ventures, Inc., a Nevada corporation, and he acknowledged that he had executed the Articles of Amendment on behalf of such corporation for the purposes stated therein.


                                             /s/ Alina C. Mendez
                                             -------------------


Alina C. Mendez
Notary Public - State of Florida
My Commission Expires: Mar 27, 2001